Exhibit 99.1

nFinanSe Inc.
AMENDMENT NO. 3 TO WARRANTS

This Amendment No. 3 to Warrants, dated as of ____________ __, 2010 (this “Amendment”), is entered into by nFinanSe Inc., a Nevada corporation (the “Company”), and ______________________ (the “Holder”).

BACKGROUND

Each Warrant listed on Exhibit A evidences the right of the Holder thereof to purchase the number of shares of common stock of the Company (the “Warrant Shares”) set forth on Exhibit A adjacent to such Warrant.  Each Warrant listed on Exhibit A is referred to herein as the “Warrant.”

Each Warrant contains a provision that restricts its exercise, if, upon exercise, the Holder thereof would be the beneficial owner of more than 9.99% of the outstanding shares of common stock of the Company (the “Blocker Provision”).  Certain Warrants that were issued in connection with the Company’s Series D Preferred Stock offering contain a provision that such Warrants are not exercisable until the first anniversary of their issue date (the “One-Year Provision”).  The Blocker Provision was included in the Warrants at the request of the Holder.

The Company agrees to remove the Blocker Provision from the Warrants pursuant to the Holder’s request.  In addition, the Company agrees to remove the One-Year Provision in consideration of the Holder’s agreement that any Warrant Shares will not be sold, assigned or otherwise transferred until the earlier of the first anniversary of that Warrant’s issue date, or upon a Merger, a Sale of Assets, or a Change in Control as set forth in Section 3(c) of the Warrant.

Pursuant to Section 11(d) of the Warrants, the Warrants may be amended, modified or waived upon written consent of the party against whom such amendment, modification or waiver is to be enforced.  By execution hereof, the Company and the Holder hereby consent to and approve the Amendment.  Any capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in each Warrant.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Amendment. The Warrants are hereby amended as set forth below:

a.
With respect to Warrant Numbers [_________, ________, __________], the Exercise Period set forth in the first sentence of the preamble paragraph (the “Preamble”) which states “during the period commencing on the first anniversary of the of the date of the Warrant and expiring four (4) years thereafter (the “Exercise Period”),” is hereby amended and restated in its entirety as follows:

“during the period commencing on the date first written above and expiring five (5) years thereafter (the “Exercise Period”),”

In addition, the following sentence is added as the last sentence of the Preamble:

“Any Warrant Shares received upon the exercise of this Warrant shall not be sold, assigned or otherwise transferred by the Holder until the earlier of the first anniversary of the Warrant’s issue date or upon a Merger, a Sale of Assets, or a Change in Control as set forth in Section 3(c).  The certificate(s) representing any Warrant Shares shall bear a legend reflecting the foregoing restriction.”

b.
With respect to each Warrant listed on Exhibit A, the second to last sentence in Section 3(c) which states “The limitations contained in Section 5(a) below will terminate and cease to be in effect at the time of the Triggering Transaction” is hereby deleted in its entirety.

c.	With respect to each Warrant listed on Exhibit A, Section 5 is hereby deleted in its entirety.

2. Conflict.  Except as expressly amended by this Amendment, the terms and provisions of the Warrants shall continue in full force and effect.  In the event of a conflict between the provisions of this Amendment and the Warrants, the provisions of this Amendment shall prevail and the provisions of the Warrants shall be deemed modified by this Amendment as necessary to resolve such conflict.

3. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

NFINANSE INC.

By:
Name:
Title:

HOLDER:

By:
Name:
Title:

EXHIBIT A

WARRANTS

Warrant Number	Date of Warrant	Number of Shares	Exercise Price